VAPOR CORP. SERIES A CONVERTIBLE PREFERRED STOCK
CONVERSION FORM

Dated: _________________________________

Equity Stock Transfer

237 W. 37th Street, Suite 601

New York, NY 10018

Attn: Nora Marckwordt

Vapor Corp.

3001 Griffin Road

Dania Beach, FL 33312

Attn: Gina Hicks

Re:	Vapor Corp. Series A Convertible Preferred Stock Cusip #922099403
Convertible to VPCO Common Stock Cusip #922099304

Dear Equity Stock Transfer and Vapor Corp:

This is to advise you that __________________________________________________ would like to convert ________________________ shares of Vapor Corp.’s Series A Convertible Preferred Stock into _______________________________ of Vapor Corp. Common Stock.

Please process the exchange and return a total of _________________ shares of Vapor Corp. CUSIP #922099304 via SCL for further credit to my account details below:

DTC #_________________

Account Name: __________________________________________________________________

Account Number: _____________________________ # of VPCO Common Shares ________________

Thank you for your assistance in this matter.

Regards,

By: ____________________________________________________

Printed Name: